EXHIBIT 3(ii) By-Laws

maxxZone.com, Inc.


                        BY-LAWS



ARTICLE I.     MEETINGS OF SHAREHOLDERS

     1. Shareholders' Meetings shall be held in the office of the corporation, at Henderson, NV, or at such place or places as the Directors shall, from time to time, determine.

     2.   The annual meeting of the shareholders of the
corporation shall be held at 11.00 a.m., on  the  26th
day  of  May of each year beginning in 2001, at  which
time there shall be elected by the shareholders of the
corporation a Board of Directors for the ensuing year,
and   the  shareholders  shall  transact  such   other
business as shall properly come before them. If the day fixed for the annual meeting shall be a legal holiday such meeting shall be held on the next succeeding business day.

     3.   A notice signed by any Officer of the corporation
or by any person designated by the Board of Directors,
which  sets  forth  the place of the  annual  meeting,
shall   be  personally  delivered  to  each   of   the
shareholders   of  record,  or  electronic   facsimile
transmittal, or transmittal via the internet,  at  the
address   as  appears  on  the  stock  book   of   the
corporation, or if no such address appears in the stock book of the corporation, to his or her last known address, at least ten (10) days prior to the annual meeting.

     Whenever any notice whatever is required to be given under any article of the By-Laws, a waiver thereof in writing, signed by the person or persons entitled to the notice, whether before or after the time of the meeting of the shareholders, shall be deemed equivalent to proper notice.

     4. A majority of the shares issued and outstanding, either in person or by proxy, shall constitute a quorum for the transaction of business at any meeting of the shareholders.

     5.   If a quorum is not present at the annual meeting,
the  shareholders present, in person or by proxy,  may
adjourn to such future time as shall be agreed upon by
them,   and  notice  of  such  adjournment  shall   be
electronically transmitted as telephone facsimile or Internet email, to each shareholder of record at least ten (10) days before such date to which the meeting was adjourned; but if a quorum I present, they may adjourn from day to day as they see fit, and no notice of such adjournment need be given.

     6. Special meetings of the shareholders may be called at anytime by the President; by all of the Directors provided there are no more than three, and if more than three, by any three Directors; or by the holder of a majority share of the capital stock of the corporation. The Secretary shall send a notice of such called meetings to each shareholder of record at least ten (10) days before such meeting, and such notice shall state the time and place of meeting, and the object thereof. No business shall be transacted at a special meeting except as stated in the notice to the shareholders, unless by unanimous consent of all shareholders present, either in person or by proxy.

     7. Each shareholder shall be entitled to one vote for each share of stock in his or her own name on the books of the corporation, whether represented in person or by proxy.

     8.   At all meetings of shareholders, a shareholder
may   vote  by  proxy  executed  in  writing  by   the
shareholder or by his or her duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the corporation before or at the time of the meeting.

     9.   The following order of business shall be observed
at  all  meetings  of  the   shareholders  so  far  as
practicable;
                  a.   Call the roll;
                  b.   Reading, correcting, and approving of
                       the   minutes  of  the   previous
                       meeting;
                  c.   Reports of Officers;
                  d.   Reports of Committees
                  e.   Election of Directors
                  f.   Unfinished business; and
                  g.   New business

     10. Unless otherwise provided by law, any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting for the action to be taken, shall be signed by a majority of the shareholders entitled to vote with respect to the subject matter thereof.

ARTICLE II.    STOCK

     1. Certificates of Stock shall be in a form adopted by the Board of Directors and shall be signed by the President and Secretary of the corporation

     2.   All certificates shall be consecutively numbered;
the name of the person owning the shares represented thereby, with the number of such shares and the date of issue shall be entered on the company's books.

     3.    All  certificates of stock  transferred  by
endorsement   thereon   shall   be   surrendered    by
cancellation  and  new  certificates  issued  to   the
purchaser or assignee.

     4. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, and cancel the old certificate; every such transfer shall be entered on the transfer book of the corporation.

     5. The corporation shall be entitled to treat the holder of record of any share as the holder in fact thereof, and accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any person whether or not it shall have express or other notice thereof, except as expressly provided by the laws of this state.

ARTICLE III.   DIRECTORS

     1.   A board of Directors, consisting of at least one
(1)   person   shall  be  chosen   annually   by   the
shareholders at their meeting to manage the affairs of the corporation. The Directors' terms of office shall be one (1) year, and Directors may be re-elected for successive annual terms.

     2.   Vacancies on the Board of Directors by reason of
death, resignation or other causes shall be filled  by
the   remaining  Director  or  Directors  choosing   a
Director or Directors to fill the unexpired term.

     3.   Regular meetings of the Board of Directors hall
be  held at 1.00 p.m. on the 11th day of April of each
year beginning in 2001 at the office of the company at
Henderson, NV, or at such other time or place  as  the
Board   of  Directors  shall  by  resolution  appoint;
special meetings may be called by the President or any Director giving ten (10) days notice to each Director.
Special meetings may also be called by execution of the appropriate waiver of notice and called when executed by a majority of the Directors of the company. A majority of the Directors shall constitute a quorum.

     4. The Directors shall have the general management and control of the business and affairs of the corporation and shall exercise all the powers that may be exercised or performed by the corporation, under the statutes, the Articles of Incorporation, and the By-Laws. Such management will be by equal vote of each member of the Board of Directors with each Board member having an equal vote

     5. The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Directors.

     6. A resolution, in writing, signed by all or a majority of the members of the Board of Directors, shall constitute action by the board of Directors to effect therein expressed, with the same force and effect as though such resolution had been passed at a duly convened meeting; and it shall be the duty of the Secretary to record every such resolution in the Minute Book of the corporation under its proper date.

     7. Any or all of the Directors may be removed for cause by vote of the shareholders or by action of the Board. Directors may be removed without cause only by vote of the shareholders.

     8.    A Director may resign at any time by giving
written   notice  to  the  Board,  the  President   or
Secretary   of   the  corporation.  Unless   otherwise
specified in the notice, the resignation shall take effect upon receipt thereof by the Board or such Officer, and the acceptance of the resignation shall not be necessary to make it effective.

     9. A Director of the corporation who is present at a meeting of the Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

ARTICLE IV     OFFICERS

1. The officers of the company shall consist of; a President, one or more Vice Presidents, Secretary, treasurer, and such officers as shall, from time to time, be elected or appointed by the Board of Directors.

2. The PRESIDENT shall preside at all meetings of the Directors and the shareholders and shall have general charge and control over the affairs of the corporation subject to the Board of Directors. He shall sign or countersign all certificates, contracts and other instruments of the corporation as authorized by the Board of Directors and shall perform all such other duties as are incident to the office or are required by him by the Board of Directors.

3. The VICE PRESIDENT shall exercise the functions of the President during the absence or disability of the President and shall have such powers and such duties as may be assigned to him, from time to time, by the Board of Directors.

4.   The   SECRETARY  shall  issue  notices  for   all
     meetings as required by the By-Laws, shall keep a
     record  of the minutes of the proceedings of  the
     meetings of the shareholders and Directors, shall have
     charge of the corporate books, and shall make such
     reports and perform such other duties as are incident
     to his office, or properly required of him by the
     Board of Directors. He shall be responsible that the
     corporation complies with Section 78.105 of the Nevada
     Revised Statutes and supplies to the Nevada resident
     Agent or Registered Office in Nevada, any and all
     amendments  to  the  corporation's  Articles   of
     Incorporation and any and all amendments or changes to the By-Laws of the corporation. In compliance with
     Section 78.105, he will also supply to the Nevada resident Agent or Registered Office in Nevada, and maintain, a current statement setting out the name of the custodian of the stock ledger or duplicate stock ledger, and the present and complete Post Office address, including street and number, if any. Where such stock ledger or duplicate stock ledger is kept.

5. The TREASURER shall have the custody of all monies and securities of the corporation and shall keep regular books of account. He shall disburse the funds of the corporation in payment of the just demands against the corporation, or as may be ordered by the Board of Directors, making proper vouchers for such disbursements and shall render to the Board of Directors, from time to time, as may required of him, an account of all his transactions as Treasurer and of the financial condition of the corporation. He shall perform all duties incident to his office or which are properly required of him by the Board of Directors.

6. The RESIDENT AGENT shall be in charge of the corporation's registered office in the State of Nevada, upon whom process against the corporation may be served and shall perform all duties as required of him by statute

7. The salaries of all Officers shall be fixed by the Board of Directors and may be changed, from time to time, by majority vote of the Board.

8. Each of such Officers shall serve for a term of one (1) year or until their successors are chosen and qualified. Officers may be re-elected or appointed for successive annual terms.

9.   The Board of Directors may appoint any such other
     Officers and Agents, as it shall deem necessary or expedient, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined, from time to time, by the Board of Directors.

10. Any Officer or Agent elected or appointed by the Directors may be removed by the Directors whenever in their judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

11.  A   vacancy  in  any  office  because  of  death,
     resignation, removal, disqualification or otherwise, may be filled by the Directors for the unexpired portion of the term.

ARTICLE V INDEMNIFICATION OF OFFICERS AND DIRECTORS

      The  corporation shall indemnify any and all  of
its  Directors and Officers, and its former  Directors
and Officers, or any person who may have served at the
company's request as a Director or Officer of  another
corporation  in which it owns shares of capital  stock
or  of  which  it  is  a  creditor,  against  expenses
actually   and  necessarily  incurred   by   them   in
connection  with  the defense of any action,  suit  or
proceeding  in  which they, or any of them,  are  made
parties, or a party, by reason of being a having  been
Director(s)  or Officer(s) of the corporation,  or  of
such  other  corporations.  Except,  in  relation   to
matters as to which such Director or Officer or former
Director  or  Officer or person shall be  adjudged  in
such  action,  suit or proceeding  to  be  liable  for
negligence or misconduct in the performance  of  duty.
Such indemnification shall not be deemed exclusive  of
any  other  rights to which those indemnified  may  be
entitled,   under   By-Laws,   agreement,   vote    of
shareholders or otherwise.

ARTICLE VI     DIVIDENDS

      The  Directors may, from time to time,  declare,
and   the  corporation  may  pay,  dividends  on   its
outstanding shares in the manner and upon the terms and conditions provided by law.

ARTICLE VII    WAIVER OF NOTICE

      Unless otherwise provided by law, whenever any notice is required to be given to any shareholder of Director of the corporation under the provisions of these By-Laws or under the provisions of the Articles of Incorporation, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE III    AMENDMENTS

     1. Any of these By-Laws may be amended by a majority vote of the shareholders at any annual meeting or at any special meeting called for this purpose.

     2. The Board of Directors may amend the By-Laws or adopt additional By-Laws, but shall not alter or repeal any By-Laws adopted by the shareholders of the company.



            CERTIFIED TO BE THE BY-LAWS OF:

                  maxxZone.com, Inc..


                 BY:/s/Roland Becker
                 -----------------------
                       Secretary